Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of CompoSecure, Inc. on Form S-1 of our report dated March 29, 2021 except for the effects of the restatement discussed in Note 2 - Amendment 1, as to which the date is May 24, 2021 and Note 2 - Amendment 2, as to which the date is November 22, 2021, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the financial statements of Roman DBDR Tech Acquisition Corp. as of December 31, 2020 and for the period from August 21, 2020 (inception) through December 31, 2020, which report appears in the Proxy Statement/Prospectus, which is part of this Registration Statement. We were dismissed as auditors on December 27, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

Melville, NY

January 25, 2022